Exhibit 10.4.4

AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT, is made and entered into as of this 17 th day of December, 2012, by and between The Kansas City Southern Railway Company, a Missouri corporation (referred to herein as the “Company” or “KCSR”), and Warren Erdman, an individual (“Executive”).
WHEREAS, the Company and Executive are parties to an Employment Agreement dated January 01, 2001 as amended on August 13,2001, September 02, 2004 and April 20, 2009 (the “Employment Agreement”); and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement to comply with IRS Notices 2010-6 and 2010-80 relating to the potential taxation of severance under Section 409A of the Internal Revenue Code of 1986, as amended; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Executive agree to amend the Employment Agreement as follows:
Paragraph 17 of the April 20, 2009 amendment is amended by adding the following sentence to the end of such Paragraph:
“Notwithstanding any provision in this Agreement other than the last sentence of this Paragraph, (i) in no event shall any severance payments under this Agreement commence (if at all) later than 90 days after Executive’s separation date; (ii) Executive shall have no right to determine, directly or indirectly, the year of any payment; (iii) if Executive does not sign the Release within 21 days after receiving the Release (or 45 days in the case of group termination) or revokes such Release, Executive shall forfeit any right to severance payments, and (iv) if the 21-day (or 45-day) consideration period described in the Release begins in one taxable year and ends in a second taxable year, any payments that would have been made in the first taxable year shall be made in the second taxable year to the extent required by Code Section 409A and the regulations and guidance issued thereunder. If Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), then any payment under this Agreement which is subject to Code Section 409A and which is payable by reason of Executive’s separation from service shall not be paid before the date which is six (6) months after the Executive’s separation from service (or, if earlier, Executive’s date of death).”
In all other respects, the Employment Agreement shall remain in effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date in the signature block below.
EXECUTIVE
/s/ Warren K. Erdman Date: 12-26-12
THE KANSAS CITY SOUTHERN RAILWAY COMPANY
By: /s/ John Derry Date: 12-26-12

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